Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2025 relating to the financial statements of Sierra Pacific Power Company, appearing in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 14, 2025